UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): July 19, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Michael J. DeConcini, Senior Vice President, Operations of UNS Energy Corporation (“UNS Energy” or the “Company”), and Tucson Electric Power Company (“TEP”) will be leaving the employ of the Company and its subsidiaries, effective September 30, 2013.

In connection with Mr. DeConcini's departure, TEP has offered to enter into a Severance Agreement (“Agreement”) with Mr. DeConcini, the terms of which have been approved by the Compensation Committee of UNS Energy. If accepted by Mr. DeConcini, the Severance Agreement would be entered into on his departure date. The terms of the Agreement provide that Mr. DeConcini will receive benefits pursuant to the terms of the Company's Severance Pay Plan for all non-union employees as previously disclosed in UNS Energy's 2013 Proxy Statement, with the addition of the following benefits:

•
An additional COBRA benefit that provides subsidized coverage for an additional six months above that provided in the Severance Pay Plan, which means that Mr. DeConcini will be provided with a total of 18 months of subsidized COBRA coverage following his termination of employment. The subsidized COBRA coverage will be fully taxable to Mr. DeConcini and will either be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code.

•
A proportionate 2011 performance share award. The pro-rated award modifies the terms of performance shares awarded to Mr. DeConcini in 2011 under UNS Energy's 2006 Omnibus Stock and Incentive Plan to provide that Mr. DeConcini may receive a proportionate payout of the award, if the applicable performance targets are achieved. The performance share award was intended to provide Mr. DeConcini an opportunity to earn shares of UNS Energy's common stock based upon UNS Energy's performance over the three-year period commencing January 1, 2011. By modifying the award to allow him to receive a proportionate payment, the portion of the outstanding performance shares that will vest at the end of the performance period, if the performance targets are achieved, will be determined by multiplying the number of performance shares issued and earned at the conclusion of the performance period by a fraction, the numerator of which is the number of completed months of Mr. DeConcini's service during the performance period prior to his termination of service, and the denominator of which is thirty-six (36). Absent this modification, Mr. DeConcini would forfeit the performance shares upon his termination of service. The target awards for 2011 for Mr. DeConcini are currently 10,524 shares. The number of shares earned under an award can range from 0% to 150% of the target award.

This modification to the 2011 award is consistent with performance share awards awarded to Mr. DeConcini and other recipients in 2012 and 2013, the terms of which provide for such proration.

•	Executive transition outplacement services.

•
Extension of the exercise period of all Company stock options held by Mr. DeConcini from the standard 30 days after the date of termination to the earlier of one year after the date of termination or the options' current expiration date.

Copies of the Agreement and the Severance Pay Plan are filed herewith as Exhibits 10(a) and 10(b).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10(a)    Severance Agreement between Michael J. DeConcini and Tucson Electric Power Company.

10(b)    UNS Energy Corporation Severance Pay Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 25, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer